                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to
     14a-11(c) or 14a-12

                                AVT CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------
Notes:

Reg. (S) 240.14a-101.
SEC 1913 (3-99)

April 10, 2000

Dear AVT Corporation Shareholders:

   I am pleased to invite you to AVT's Annual Meeting of Shareholders. The meeting will be at 10:00 a.m. (local time) on May 9, 2000 at the Bellevue Hilton, 100 112th Avenue NE, Bellevue, Washington 98004.

   In addition to the election of one director to the AVT board of directors, you will be considering an amendment to our 1989 Restated Stock Option Plan to increase by 1,500,000 the number of shares of common stock reserved for issuance upon exercise of options granted under that plan. As I'm sure you're all aware, the demand for highly trained and talented employees is greater than ever. AVT has been very successful at building a strong team of people, in part by including stock options as a component of our benefits package. We believe that ownership participation through stock options helps ensure that, like our shareholders, our board of directors, management and employees are all focused on long-term shareholder value.

   It is imperative that AVT continue to offer our employees a competitive compensation and benefits package that includes stock options. The proposal you will be considering will do just that. AVT's board of directors and management team ask that you vote FOR the amendment of our 1989 Restated Stock Option Plan to increase the number of shares of common stock reserved for issuance by 1,500,000.

   At our annual meeting you also will have the opportunity to hear what has happened in our business in the past year and to ask questions. You will find other detailed information about AVT and our operations, including our Annual Report on Form 10-K and our audited financial statements, in the enclosed 1999 Annual Report to Shareholders.

   We hope you can join us on May 9. Whether or not you can attend, please read the enclosed Proxy Statement. When you have done so, please mark your votes on the enclosed proxy, sign and date the proxy, and return it to us in the enclosed envelope. Your vote is important, so please return your proxy promptly.

                                          Sincerely,


                                          /s/ Richard J. LaPorte

                                          Richard J. LaPorte
                                          Chairman of the Board, President and
                                          Chief Executive Officer

                           [LOGO OF AVT CORPORATION]

                               ----------------

                                   NOTICE OF
                        ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held on May 9, 2000

                               ----------------

   NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of AVT Corporation will be held at the Bellevue Hilton, 100 112th NE, Bellevue, Washington, at 10:00 a.m., local time, on Tuesday, May 9, 2000. Only shareholders who owned stock at the close of business on the record date, March 20, 2000, can vote at this meeting or any adjournments of the meeting that may take place. At the annual meeting we will ask you to

  (1) Elect one director to our board of directors to serve for a term as more fully described in the accompanying proxy statement;

  (2) Approve amendments to the AVT Corporation 1989 Restated Stock Option Plan to increase the number of shares of common stock reserved for issuance under the plan; and

  (3)  Transact such other business properly presented at the annual meeting.

   YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSED DIRECTOR DESCRIBED IN THIS PROXY STATEMENT AND FOR THE AMENDMENT INCREASING THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE 1989 RESTATED STOCK OPTION PLAN.

   All shareholders are cordially invited to attend the annual meeting in person.

   To assure your representation at the annual meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible, even if you plan to attend the annual meeting. A return envelope, which requires no postage if mailed in the United States, is enclosed for this purpose. You may attend the annual meeting and vote in person even if you have previously returned your proxy card.

                                          By order of the Board of Directors

                                          /s/ Roger A. Fukai

                                          Roger A. Fukai
                                          Executive Vice President of Finance
                                          and Administration, Chief Financial
                                          Officer and Secretary

Kirkland, Washington
April 10, 2000

 Please note that attendance at our annual meeting will be limited to shareholders as of the record date, or their authorized representatives, and guests.

                                AVT CORPORATION

                               ----------------

                                PROXY STATEMENT

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

   This proxy statement is furnished in connection with the solicitation by the board of directors of AVT Corporation of proxies for use at the annual meeting of shareholders to be held at the Bellevue Hilton, 100 112th Avenue, Bellevue, Washington, at 10:00 a.m., local time, on Tuesday, May 9, 2000 or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Our principal executive offices are located at 11410 N.E. 122nd Way, Kirkland, Washington 98034. It is expected that this proxy statement and accompanying proxy card will be mailed to shareholders on or about April 10, 2000.

Record Date and Outstanding Shares

   Only holders of record of our common stock at the close of business on March 20, 2000 are entitled to notice of and to vote at the annual meeting. On that date there were 31,573,543 issued and outstanding shares of common stock.

Revocability of Proxies

   If you give your proxy to us, you have the power to revoke it at any time before it is exercised. Your proxy may be revoked by

  .  notifying the Secretary of AVT in writing before the annual meeting;

  . delivering to the Secretary of AVT before the annual meeting a signed proxy with a later date; or

  .  attending the annual meeting and voting in person.

Quorum and Voting

   A quorum for the annual meeting is a majority of the outstanding shares of common stock present, whether in person or by proxy, and entitled to vote, at the annual meeting. Abstentions and broker nonvotes are counted as present for purposes of determining whether a quorum is present at the meeting.

   You are entitled to one vote for each share of common stock you hold. For the election of directors, the directors who receive the greatest number of affirmative votes cast by holders of common stock present, in person or by proxy, and entitled to vote at the annual meeting, will be elected to the board of directors. You are not entitled to cumulate votes in the election of directors. Approval of the amendment to the 1989 Restated Stock Option Plan requires that the votes cast in favor of the proposal exceed the votes cast against the proposal.

   If your shares are represented by proxy, they will be voted in accordance with your directions. If your proxy is signed and returned without any direction given, your shares will be voted in accordance with our recommendation. We are not aware, as of the date of this proxy statement, of any matters to be voted on at the annual meeting other than as stated in the proxy statement and the accompanying notice of annual meeting of shareholders. If any other matters are properly brought before the annual meeting, the enclosed proxy gives discretionary authority to the persons named in it to vote the shares in their best judgment.

   Abstention and broker nonvotes will have no effect on the proposals to be voted on at the annual meeting since they will not represent votes cast at the annual meeting for the purpose of voting on such proposals.

   If the annual meeting is postponed or adjourned for any reason, at any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the annual meeting, except for any proxies that have at that time effectively been revoked or withdrawn, notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

Solicitation of Proxies

   We have retained ChaseMellon Shareholder Services to aid in the solicitation of proxies. It is estimated that the cost of these services will be approximately $7,500, plus expenses. The cost of soliciting proxies will be borne by AVT. Proxies will be solicited by personal interview, mail and telephone. In addition, AVT may reimburse brokerage firms and other persons representing beneficial owners of shares of common stock for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone.

                       PROPOSAL 1: ELECTION OF DIRECTORS

   At the annual meeting, one director will be elected to hold office for a term of three years until our annual meeting of shareholders in 2003 and until a successor is elected and qualified. The board of directors has no reason to believe that the nominee named below will be unable to serve as a director. If, however, the nominee becomes unavailable, the proxies will have discretionary authority to vote for any substitute nominee selected by the board.

   Unless authority to do so is withheld, the persons named as proxies in the accompanying proxy card will vote FOR the election of the nominee listed below.

Nominee for Election

   James S. Campbell (age 72) has served as a director of AVT since 1991. He has been President of Management Partners International, a management consulting firm since 1987. Prior to 1987, Mr. Campbell served as Chairman, President and Chief Executive Officer of Fortune Systems Corporation (now Connectivity Technology, Inc.), President of Shugart Corp., Founder and President of Xerox Computer Services and a Corporate Vice President of Xerox. He holds a B.A. degree in business administration from the University of Wisconsin and attended the Graduate School of Business at Wisconsin.

   The Board of Directors recommends a vote FOR the election of the nominee.

Continuing Directors--terms to expire in 2001

   Robert F. Gilb (age 54) has been a director of AVT since 1998. He has been the President of Robert F. Gilb Strategic & Business Consulting, L.L.C. since May 1997. From 1992 to 1997, Mr. Gilb held several positions at Microsoft Corporation, a software company, including General Manager, Financial Analysis; General Manager, Finance; and General Manager Finance, General Manager Worldwide Business Operations. From 1979 to 1992, Mr. Gilb was a partner with Arthur Andersen LLP, an international public accounting and consulting firm, in Seattle, Washington. In his capacity as a partner at Arthur Andersen, Mr. Gilb assisted clients in the computer software, biotechnology, retail, and distribution industries; provided services in international mergers and acquisitions, and business process reengineering, among other financial and consulting services. Mr. Gilb has served on the board of Hatch & Kirk, Inc., a privately held manufacturing and distribution company, since 1997; is an Associate Trustee to the Pacific Science Center in Seattle; and is a member of the Seattle University Accounting Board of Advisors. Mr. Gilb has a B.S. degree in accounting, from California State University, Long Beach.

   William L. True (age 45) has served as a director of AVT since 1985, and served as Chairman of the Board from 1990 to 1994. Mr. True has also been Chairman of the Board of Gull Industries, Inc., a privately held full-line petroleum distributor in the Pacific Northwest, since 1990. Prior to that, Mr. True served as Executive Vice President and a director of Gull from 1989 to 1990. Presently, Mr. True also serves on the boards of the Seattle Art Museum and the Pike Place Market Foundation, where he is President. Mr. True holds a B.A. degree from Duke University.

Continuing Directors--term to expire in 2002

   Richard J. LaPorte (age 54) joined AVT in 1990 as President, Chief Executive Officer and a director. He became Chairman of the Board in 1994. He has over 35 years of experience managing high-technology data processing, computer software and communications companies. Mr. LaPorte was President and Chief Executive Officer of Accountants Microsystems Inc., a software company, from 1985 to 1990 and served as President and Chief Executive Officer of Gill Management Services, Inc., a computer services and software company, from 1981 to 1985. Prior to that time, Mr. LaPorte held various senior management positions at Xerox Computer Services, a division of Xerox Corporation, where he served for 11 years.

   Robert L. Lovely (age 63) has served as a director of AVT since 1983. Since 1984, Mr. Lovely has served as President of The Lovely Corporation, d.b.a. Admiral of the Fleet Cruise Center, a management consulting and services firm specializing in travel and technology. Mr. Lovely has also served since 1994 as Executive Vice President of Travel Automation Systems Corporation, a producer of Internet services and application software for the travel industry. Mr. Lovely is also a director of Westar Financial Services (WEST), a prime credit automobile leasing company. Prior to 1984, he was President, Chief Executive Officer and a director of Satellite Information Systems Company, a publicly owned software development company; founder, general manager and director of U.S. Intelco Networks--now Illuminet Holding Inc.
(ILUM), a company servicing the telecommunications industry; and founder, manager, Chief Executive Officer and director of Allied Data, a computer services company. Mr. Lovely holds a B.A. in mathematics from Washington State University and a M.B.A. from Pacific Lutheran University.

Compensation of Directors

   Currently, we pay nonemployee directors an attendance fee of $1,000 for attending board of directors meetings in person, and $500 for each telephonic meeting of the board, in addition to reimbursing them for reasonable expenses incurred in connection with attending such meetings. Each nonemployee director is entitled to receive an annual retainer of $10,000, payable in quarterly installments.

   All nonemployee directors also receive certain automatic stock option grants pursuant to our Nonemployee Directors Program under the 1989 Restated Stock Option Plan. The Directors Program provides for the automatic grant of an option to purchase 20,000 shares of common stock to each eligible director upon his or her initial election or appointment to the board of directors. In addition, each eligible director automatically receives the grant of an option to purchase 8,000 shares of common stock immediately following each annual meeting of the shareholders. The exercise price for the options is the fair market value of our common stock on the date of grant. Each option vests one year after it is granted and expires 10 years from the date of grant or, if earlier, 12 months after the director's termination of service with AVT, the director's death or the director's total disability. In the event of certain corporate transactions, such as a merger, sale or liquidation of AVT, each outstanding option will accelerate in full in connection with the event.

Information on Compensation Committee and Audit Committee of the Board of Directors and Meetings

   The compensation committee establishes salaries, incentives and other forms of compensation for our directors, officers and other key employees, administers the Restated 1989 Stock Option Plan and recommends policies relating to benefit plans. The compensation committee consists of William L. True, Robert L. Lovely and Robert F. Gilb. The compensation committee held eight meetings in 1999.

   The audit committee reviews our accounting practices, internal accounting controls and financial results and oversees the engagement of our independent auditors. The audit committee consists of James S. Campbell and Robert F. Gilb. The audit committee held two meetings in 1999.

   During 1999, there were nine meetings of the board of directors. Each board member attended at least 75% of the meetings of the board and of each committee of which he was a member.

Compensation Committee Interlocks and Insider Board Participation

   Our compensation committee currently consists of Messrs. True, Lovely and Gilb. No member of the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of our board of directors or compensation committee.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

   The following table summarizes certain information regarding the beneficial ownership of our common stock as of February 29, 2000 for

  .  our chief executive officer;

  . our top four most highly compensated executive officers (other than our chief executive officer) whose compensation exceeded $100,000 in 1999;

  .  each of our directors;

  .  all our directors and executive officers as a group; and

  .  each person or group that we know owns more than 5% of our common stock.

   Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of February 29, 2000 are deemed outstanding for computing the percentage ownership of the person holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated, we believe the beneficial owners of the common stock listed below, based on information furnished by them, have sole voting and investment power with respect to the shares listed opposite their names.

                                                   Shares of AVT Common
                                                 Stock Beneficially Owned
                                                 ----------------------------
Name of Beneficial Owner                          Number(1)       Percent(2)
------------------------                         --------------- ------------
Executive Officers and Directors
Richard J. LaPorte(3)...........................         760,000          2.4%
Roger A. Fukai(4)...............................         228,189            *
Bradley H. Feder(5).............................         123,146            *
Randall J. Ottinger(6)..........................          73,332            *
David Sohm(7)...................................          60,729            *
James S. Campbell(8)............................          18,000            *
Robert F. Gilb(9)...............................          22,000            *
Robert L. Lovely(10)............................         102,000            *
William L. True(11).............................       1,342,290          4.3%
All directors and current executive officers as
 a group (11 persons)(12).......................       2,771,375          8.5%

                                                      Shares of AVT Common
                                                    Stock Beneficially Owned
                                                    ---------------------------
Name of Beneficial Owner                             Number(1)      Percent(2)
------------------------                            -------------- ------------
Other Principal Shareholders
Franklin Resources, Inc.(13).......................      1,790,000          5.6%
 777 Mariners Island Blvd., 6th Floor
 San Mateo, CA 94404
Kopp Investment Advisors, Inc.(14).................      4,376,700         13.9%
 7701 France Avenue South, Suite 500
 Edina, MN 55435
Morgan Stanley Dean Witter(15).....................      1,609,292          5.1%
 1585 Broadway
 New York, NY 10036
Pilgrim Baxter & Associates, LTD(16)...............      2,459,800          7.8%
 825 Duportail Rail
 Wayne, PA 19087

--------
  *   Less than 1%
 (1) On December 17, 1999, we announced a two-for-one stock split of our common stock effected in the form of a stock dividend. Shareholders received one additional share of common stock for every share held on the record date of December 27, 1999. The additional shares were payable on January 10, 2000. The share amounts reflected in this table give effect to the two-for-one split.
 (2)  Based on 31,503,837 outstanding shares as of February 29, 2000.
 (3) Includes 703,384 shares issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of February 29, 2000.
 (4) Includes 228,139 shares issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of February 29, 2000.
 (5) Includes 35,112 shares issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of February 29, 2000.
 (6) Consists of 73,332 shares issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of February 29, 2000.
 (7) Includes 59,927 shares issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of February 29, 2000.
 (8) Includes 8,000 shares issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of February 29, 2000.
 (9) Includes of 18,000 shares issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of February 29, 2000.
(10) Includes 48,000 shares issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of February 29, 2000.
(11) Includes 1,012,145 shares owned by Gull Industries, Inc. Mr. True is Chairman of the Board of Gull.
(12) Includes 1,210,417 shares issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of February 29, 2000.
(13) Based on Schedule 13G dated January 19, 2000, Franklin Resources, Inc. beneficially owns 1,790,000 shares, and voting and dispositive power as to those shares is shared with certain of its affiliates.
(14) Based on Schedule 13G dated February 4, 2000, Kopp Investment Advisors, Inc. beneficially owns 4,376,700 shares, and voting and dispositive power as to those shares is shared with Kopp Holding Company and LeRoy
      C. Kopp.
(15) Based on Schedule 13G dated February 4, 2000, Morgan Stanley Dean Witter beneficially owns 1,609,292 shares, and voting and dispositive power as to those shares is shared with certain of its affiliates.
(16) Based on Schedule 13G dated January 19, 1999, Pilgrim Baxter & Associates, LTD beneficially owns 2,459,800 shares, and voting and dispositive power as to those shares is shared with certain of it's affiliates.

                              EXECUTIVE OFFICERS

   Our executive officers and their ages as of February 29, 2000 are as follows:

                                                                        Officer
        Name                 Age                Position                 Since
        ----                 ---                --------                -------
Richard J. LaPorte..........  54 Chairman of the Board, President and    1990
                                 Chief Executive Officer
Greg R. Blanpied............  52 Executive Vice President and Chief      1991
                                 Technology Officer
Roger A. Fukai..............  47 Executive Vice President of Finance     1991
                                 and Administration, Chief Financial
                                 Officer and Secretary
Bradley H. Feder............  34 President, Document Exchange Software   1997
                                 Group
Randall J. Ottinger.........  42 President, Computer Telephony Software  1997
                                 Products Group
David Sohm..................  50 President, MediaLinq Services Group     1999
Max V. Anhoury..............  35 Senior Vice President of Sales and      1999
                                 Marketing, Document Exchange Software
                                 Group

   For Mr. LaPorte's biographical summary, see "Election of Directors."

   Mr. Blanpied is an Executive Vice President and the Chief Technical Officer of AVT and a member of the "Office of the President." Mr. Blanpied is responsible for the oversight of all engineering projects in AVT and for setting long-range technical direction. In addition, he has joint responsibility for the identification and evaluation of strategic partners and acquisition candidates. Mr. Blanpied has over 30 years of experience in systems engineering. Prior to coming to AVT in 1991, he was Vice President of R & D at Votan, a voice recognition company, Vice President of Development and Operations for Compufact, a division of CSC, the Managing Partner in Trillium, a software engineering consulting company, and Vice President of Technology Planning & Development and Vice President of Systems Programming for Xerox Computer Services, where he served for 14 years.

   Mr. Fukai is Executive Vice President of Finance and Administration, Chief Financial Officer and Secretary of AVT and a member of the "Office of the President." He is responsible for the accounting and treasury functions, MIS, Human Resources, and other administrative functions throughout AVT. Prior to joining AVT in 1988, Mr. Fukai was Controller at Advanced Technology Laboratories (ATL), a manufacturer of diagnostic medical imaging equipment. He is a CPA and holds a B.A. degree in business administration from Washington State University.

   Mr. Feder is President of AVT's Document Exchange Software Group, formerly known as RightFax Software Group, which was acquired by AVT in 1996. As co-founder of RightFAX, Mr. Feder has played an instrumental role in establishing the division's overall direction. Prior to founding RightFax in 1987, Mr. Feder served as a LAN administrator for Pima County, in Southern Arizona from 1986 to 1987, where his responsibilities included overseeing general Novell network administration, the Community Action Agency and the Job Training Placement Act databases. Mr. Feder holds a B.S.degree in business and public administration, with a major in management information systems, from the University of Arizona.

   Mr. Ottinger joined AVT in June 1998 as President of the AVT's Computer Telephony Software Products Group. Prior to joining AVT, Mr. Ottinger was Senior Vice President of Marketing and Business Development for Richter Systems, Inc., an enterprise software company, from 1997 to 1998. Prior to that, from 1995 to 1997, he served as President and Senior Vice President of Sales and Marketing of Globaltel Resources, Inc., a company selling private voice and data network services to large corporations. Mr. Ottinger has also held key executive management positions at Egghead.com, Inc. and the Claircom business unit of McCaw/AT&T wireless. Mr. Ottinger earned a B.A. degree in industrial psychology from Cornell University and an M.B.A. from Harvard Graduate School of Business.

   Mr. Sohm joined AVT in April 1999, upon AVT's acquisition of MediaTel Corporation, and he currently serves as President of AVT's MediaLinq Services Group. Mr. Sohm oversees all aspects of MediaLinq's business operations. Prior to joining AVT, Mr. Sohm was MediaTel's Vice President of Sales and Marketing from 1997 to 1999. Prior to that, from 1996 to 1997, Mr. Sohm served as Vice President of Products at Ramco Systems Corporation, a start-up company providing client-server, enterprise wide software. Mr. Sohm holds post-graduate degrees from the Stanford University, AEA Executive Program and University of Wisconsin, Masters in Computer Science program. Mr. Sohm also graduated cum laude from Occidental College with a B.A. degree in mathematics.

   Mr. Anhoury has served as Senior Vice President of Sales and Marketing of AVT's Document Exchange Software Group since December 1999. From 1997 to 2000, Mr. Anhoury served as President of CommercePath Software Group, an AVT subsidiary that was combined with RightFax in December 1999 to form AVT's Document Exchange Software Group. Mr. Anhoury now oversees AVT's Document Exchange Software Group business operations. Mr. Anhoury holds a B.S. degree in mathematical sciences from Oregon State University.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth certain compensation information as to AVT's chief executive officer, and each of the four other most highly compensated executive officers for services rendered in all capacities for AVT during the fiscal years ended December 31, 1999, 1998 and 1997.

                                                                          Long-Term
                                                                        Compensation
                                                                           Awards
                                         Annual Compensation            -------------
                               ----------------------------------------  Securities    All Other
   Name and Principal                                   Other Annual     Underlying   Compensation
        Position          Year Salary($) Bonus($)(1) Compensation($)(2) Options(#)(3)    ($)(4)
   ------------------     ---- --------- ----------- ------------------ ------------- ------------
Richard J. LaPorte......  1999 $293,333   $158,140        $    --          400,000       $5,000
 President & Chief        1998  257,500    109,014             --               --        3,000
 Executive Officer        1997  227,240    110,484             --               --        2,850

Roger A. Fukai..........  1999  170,000     64,811             --          200,000        5,000
 Executive Vice           1998  144,333     54,855             --           27,600        3,000
 President of Finance     1997  137,000     39,506             --               --        2,850
 and Administration,
 Chief Financial Officer
 & Secretary

Bradley H. Feder........  1999  170,000     79,996             --          148,874        5,000
 President, Document      1998  156,250     20,609        164,261           31,200        3,000
 Exchange Software Group  1997  130,000     18,800         12,500               --        2,850

Randall J. Ottinger(5)..  1999  206,250     97,658             --           20,000        5,000
 President, Computer      1998  112,820     89,024             --          490,000           --
 Telephony Software
 Products Group

David Sohm(6)...........  1999  195,625     61,801          5,661          360,000           --
 President, MediaLinq
 Services Group

--------
(1) Represents bonuses paid pursuant to the AVT's Management Incentive Compensation Plan described in the Compensation Committee Report below.

(2)  Consists of sales commissions.

(3) Share amounts reported is this column are reported after giving effect to the two-for-one split of our common stock that was effected on January 11, 2000 (see footnote 1 to the beneficial ownership table set forth above).

(4)  Consists of matching contributions to the AVT's 401 (k) plan.

(5)  Mr. Ottinger joined AVT in June 1998.

(6)  Mr. Sohm joined AVT in April 1999.

Option Grants in Last Fiscal Year

   The following table provides information regarding stock options we granted to the officers listed in the Summary Compensation Table during the fiscal year ended December 31, 1999. The information set forth in the table, including share amounts and exercise prices, are reported after giving effect to the two-for-one split of our common stock that was effected on January 11, 2000. For more information about the stock split, see footnote 1 to the table of beneficial ownership above.

                                          Individual Grants                   Potential Realizable
                         ---------------------------------------------------    Value at Assumed
                           Number of     Percent of                           Annual Rates of Stock
                          Securities   Total Options                         Price Appreciation for
                          Underlying     Granted to    Exercise                 Option Term($)(3)
                            Options     Employees in    or Base   Expiration -----------------------
          Name           Granted(#)(1) Fiscal Year(2) Price($/sh)    Date        5%          10%
          ----           ------------- -------------- ----------- ---------- ----------- -----------
Richard J. LaPorte......    400,000        13.6%        $13.13     2/26/2009 $ 3,302,954 $ 8,370,335
Roger A. Fukai..........    200,000         6.8%        $13.13     2/26/2009 $ 1,651,477 $ 4,185,167
Bradley H. Feder........     28,170         1.0%        $12.71     1/21/2009 $   225,169 $   570,624
                            130,000         4.4%        $13.13     2/26/2009 $ 1,073,460 $ 2,720,359
Randall J. Ottinger.....     20,000         0.7%        $20.25     12/6/2009 $   254,702 $   645,465
David Sohm..............    160,000         5.4%        $12.38     4/14/2009 $ 1,245,714 $ 3,156,885
                            200,000         6.8%        $20.25    12/16/2009 $ 2,547,023 $ 6,454,656

--------
(1) The options granted to Richard J. LaPorte and Roger A. Fukai, and the option to purchase 130,000 shares granted to Bradley H. Feder, are subject to performance based vesting. Subject to achievement of certain performance criteria, those options vest on a four-year schedule with 25% of each option becoming exercisable each year until the options are fully vested four years after the grant date. All other options vest on a four-year schedule, with 25% of the options becoming exercisable one year after the grant date and an additional 2.0833% becoming exercisable each month thereafter until the options are fully vested four years after the grant date. The exercise price of the options is the fair market value of our common stock on the grant date.

(2) AVT granted 2,950,390 stock options to employees during fiscal 1999 (after taking into account the two-for-one split of our common stock effected on January 10, 2000).

(3) Assumes all options are exercised at the end of their respective ten-year terms. Actual gains, if any, on stock option exercises depends on the future performance of the common stock and overall stock market conditions, as well as the option holders' continued employment through the vesting period. The amounts shown in this table may not be achieved.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

   The following table sets forth certain information regarding option exercises in 1999 and options held as of December 31, 1999 by each of the Named Executive Officers. The information set forth in the table, including share amounts, are reported after giving effect to the two-for-one split of our common stock that was effected on January 11, 2000. For more information about the stock split, see footnote 1 to the table of beneficial ownership above.

                                                   Number of Securities
                                                  Underlying Unexercised     Value of Unexercised
                                                        Options At          In-the-Money Options At
                           Shares                  December 31, 1999(#)     December 31, 1999($)(1)
                         Acquired on    Value    ------------------------- -------------------------
          Name           Exercise(#) Realized($) Exercisable Unexercisable Exercisable Unexercisable
          ----           ----------- ----------- ----------- ------------- ----------- -------------
Richard J. LaPorte......   423,980   $5,361,563    960,000      400,000    $18,249,600  $3,768,000
Roger A. Fukai..........   130,000   $1,827,800    175,640      208,908    $ 3,310,692  $2,016,996
Bradley H. Feder........   120,000   $1,134,000     86,539      169,499    $ 1,570,699  $1,670,934
Randall J. Ottinger.....   100,000   $  691,000     49,998      470,002    $   592,976  $5,383,023
David Sohm..............    20,000   $  307,165     13,664      394,466    $   249,705  $2,756,414

--------
(1) Amounts are based on the average of the high and low sales prices of our common stock on December 31, 1999, as reported on the Nasdaq National Market, which was $22.55 (after taking into account the two-for-one split of our common stock effected on January 10, 2000).

Employment Contracts, Termination of Employment and Change-in-Control
Arrangements

   LaPorte Employment Agreement. Richard J. LaPorte, Chairman of the Board, President and Chief Executive Officer of AVT, is party to an employment agreement with AVT dated May 1, 1993. The employment agreement provided for an initial option grant to Mr. LaPorte and established Mr. LaPorte's initial base salary, which has subsequently been increased by the compensation committee based on company and individual performance, and provided for an annual bonus based on the achievement of personal and financial objectives agreed upon by the compensation committee and Mr. LaPorte. Under the employment agreement, Mr. LaPorte is entitled to a bonus of at least 50% of his base salary if all specified objectives are met. Mr. LaPorte is also entitled to be reimbursed by AVT for reasonable expenses incurred in performing his duties under the employment agreement and to participate in such benefit plans as are generally available to the AVT's executive officers. Mr. LaPorte is also entitled, in the event that he is terminated without cause, to his annual base salary and bonus prorated through the termination date, in addition to a severance package consisting of his annual base salary and benefits for a period of 12 months from the termination date (or until he commences other full-time employment). The employment agreement is automatically extended on each January 1 for consecutive one-year terms if neither AVT nor Mr. LaPorte notifies the other party to the contrary by October 1 of the prior year.

   Sohm Employment Agreement. David Sohm, President of AVT's MediaLinq Services Group is party to an employment agreement with AVT dated April 14, 1999. The employment agreement provided for an initial option grant to Mr. Sohm and established Mr. Sohm's initial base salary. Mr. Sohm's base salary is subject to review by the compensation committee, which may increase but not reduce the base salary. Under the employment agreement, Mr. Sohm is entitled to an annual cash bonus of at least $25,000 if certain specified objectives are met, and he is entitled to receive an additional annual cash bonus of up to at least 25% of his base salary for the given year under AVT's Management Incentive Compensation Plan if AVT achieves specified levels of operating profit. Mr. Sohm is also entitled to participate in such benefit plans as are generally available to AVT's executive officers. In the event Mr. Sohm is terminated without cause or resigns for good reason (each as defined in the employment agreement), he is entitled to the lesser of his annual base salary or that amount of salary he would have earned for the duration of the employment agreement, provided that the amount he receives is not less than three months' base salary, plus the objective bonus payable for that year and benefits for the period of the salary continuation. The employment agreement will expire on April 14, 2001, unless terminated earlier.

   1989 Restated Stock Option Plan. In the event of certain corporate transactions, such as a merger or sale of AVT, each outstanding stock option under AVT's 1989 Restated Stock Option Plan will automatically accelerate and become 100% vested and exercisable in connection with the transaction, unless such acceleration would render unavailable "pooling of interest" accounting for a transaction that otherwise would qualify for this accounting treatment and for which pooling of interest accounting treatment is sought by AVT.

   1994 Nonemployee Director Stock Option Plan. As of December 31, 1999, stock options to purchase 90,000 shares of our common stock were outstanding under AVT's 1994 Nonemployee Director Stock Option Plan. No additional options will be granted under this plan. In the event of certain corporate transactions, such as a sale of substantially all of our assets, or a merger or sale of our outstanding stock that results in more than 80% of the outstanding voting shares of AVT being held by another corporation or entity, each outstanding option under the 1994 Plan will automatically accelerate and become 100% vested and exercisable for a period of 20 days prior to the effective date of the transaction, after which time the options will terminate.

Compensation Committee Report on Executive Compensation

   The compensation committee consists of William L. True, Robert L. Lovely and Robert F. Gilb, each of whom is a nonemployee director. The committee is responsible for establishing and administering compensation policies and programs for our executive officers. This report reflects our compensation philosophy as endorsed by the compensation committee.

   AVT's executive compensation program has been designed to ensure that compensation provided to executive officers is closely aligned with AVT's business objectives and financial performance, and to enable AVT to attract and retain those officers who contribute to our long-term success.

   Executive compensation generally consists of three components: base salary, annual cash bonus and long-term incentive awards. The compensation committee establishes each executive's compensation package by considering

  . the salaries of executive officers in similar positions in companies in the same industry as AVT and in related industries;

  . the experience and contribution levels of the individual executive officer; and

  .  AVT's financial performance.

   The compensation committee also relies on the recommendations of the Chief Executive Officer in matters related to the individual performance of the other executive officers because the committee believes that the Chief Executive Officer is the most qualified to make this assessment.

 Executive Officer Compensation

   The Chief Executive Officer annually recommends executive officer compensation programs to the compensation committee after the board of directors has approved the annual operating plan. Individual base salaries are based on historical practice, subjective evaluation of individual performance levels and contributions to AVT business objectives, as well as comparisons to the salaries of executive officers in similar positions in companies in the same industry as AVT and in related industries as determined from surveys obtained from various sources. In general, base salaries paid to AVT's executive officers are near the median for comparable positions in the surveyed companies. The compensation committee does not assign relative weights to the factors it considers in establishing base salaries. The companies in the surveys reviewed may include some, but not all, of the companies that comprise the Hambrecht & Quist Communications Sector Index shown in the performance graph following this report.

   Annual cash bonuses for executive officers (other than those who receive commissions) are awarded under AVT's Management Incentive Compensation Plan (which also includes other key employees) and are based on

AVT's annual financial and individual performance goals, as approved in the annual operating plan. The target total incentive award is established as a percentage of each executive officer's annual base salary. The largest portion of this potential award relates to achievement of AVT's operating income goals. If AVT's operating income is less than 70% of the goal, no profit-oriented incentive award is paid. If the 70% threshold is satisfied, each individual's profit-oriented incentive award is calculated by dividing actual operating income achieved by the approved goal and multiplying the result by such individual's target. In 1999, AVT achieved 108% of its operating income goal. Total executive officer cash bonuses in 1999 (including individual performance awards and commissions) averaged 52% of base salary in 1999.

   The compensation committee also grants stock options to executive officers to provide long-term incentives that are aligned with the creation of increased shareholder value over time. Options typically are granted at fair market value at the date of grant. In 1999, the compensation committee granted options to purchase 1,238,170 shares to executive officers, including 1,138,170 to the executive officers whose compensation is reported in this proxy statement, at an exercise price equal to fair market value on the date of grant.

 Compensation of the Chief Executive Officer

   Mr. LaPorte's compensation program follows the same general philosophy and framework as other executive officers, consisting of base salary, annual cash bonuses and long-term incentive awards. The compensation committee believes that Mr. LaPorte's total compensation package is near the median for chief executive officers of other companies in AVT's industry and in related industries. Like all key employees of AVT, Mr. LaPorte participates in the Management Incentive Compensation Plan. For 1999, the largest portion of his annual cash bonus related to AVT's achievement of 108% of operating income target as described above. Mr. LaPorte's total annual cash bonus for 1999 represented 53.9% of his base salary.

 Section 162(m) Limitations

   Section 162(m) of the Internal Revenue Code of 1986, as amended, includes potential limitations on the deductibility for federal income tax purposes of compensation in excess of $1 million paid or accrued with respect to any of AVT's five highest-paid executives. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The compensation committee does not anticipate there will be any such nondeductible compensation in the foreseeable future.

                                          Compensation Committee

                                          Robert F. Gilb
                                          Robert L. Lovely
                                          William L. True

Performance Graph

   The following graph compares the cumulative total return to holders of our common stock with the cumulative total return of the Nasdaq US Stock Market and the Chase H&Q Communications Sector Index for the period beginning December 31, 1994, and ending December 31, 1999, the end of our last fiscal year.

                  Comparison of Cumulative Total Return Among
                                AVT Corporation
                           Nasdaq US Stock Market and
                     Chase H&Q Communications Sector Index

                         [GRAPHIC OF COMPARISON CHART]

                                       1994   1995   1996   1997   1998   1999
  -----------------------------------------------------------------------------
   AVT Corporation................... 100.00  82.09  73.13 168.66 346.27 561.19
   Nasdaq Stock Market-U.S........... 100.00 141.33 173.89 213.07 300.25 542.43
   Chase H&Q Communications Sector... 100.00 159.36 182.84 173.10 255.56 799.78

   Assumes $100 invested in each of AVT Corporation common stock, the Nasdaq US Stock Market and the Chase H&Q Communications Sector Index, with all dividends reinvested. The stock price shown above for our common stock is historical and not necessarily indicative of future price performance.

                     PROPOSAL TO AMEND THE AVT CORPORATION
                        1989 RESTATED STOCK OPTION PLAN

   The board of directors has adopted, subject to shareholder approval, an amendment to AVT's 1989 Restated Stock Option Plan. This amendment is described below.

   The 1989 Plan currently provides for the grant of options to purchase up to 11,400,000/1/ shares of common stock to selected employees, directors, officers, agents, consultants, advisors and independent contractors of AVT. We believe that such options are necessary to attract and retain the services of such persons and to provide added incentive to them by encouraging stock ownership.

--------
/1/ Reflects 2:1 stock splits effected on May 11, 1998 and January 10, 2000.

Proposed Amendments

   The board of directors approved a proposed amendment to the 1989 Plan on January 18, 2000. The amendment would reserve an additional 1,500,000 shares of common stock for issuance pursuant to options granted under the 1989 Plan, bringing the total number of shares that could be issued under the 1989 Plan to 12,900,000.

   The 1989 Plan, as proposed to be amended, is attached hereto as Appendix A and incorporated herein by reference. Our shareholders will be asked at the annual meeting to consider and approve these amendments to the 1989 Plan.

   We believe that the additional options will promote the interests of AVT and our shareholders by assisting us in attracting, retaining and stimulating the performance of officers and key employees. Our products and services compete directly against products and services provided by much larger companies in the marketplace, and we also compete against these companies for human resources to develop and market these products and services. For many years, stock options have proven to be an effective tool for attracting, retaining, and motivating employee performance. We strongly believe that employees sharing in the benefits of their efforts and dedication through stock options under the 1989 Plan benefits all shareholders. As of March 20, 2000, approximately 486 persons were eligible to participate in the 1989 Plan.

   In recent years, due to the shortage of talented labor in all fields within high technology, stock options have become a required component of the compensation package that we must offer. Without this additional 1,500,000 shares of common stock available for issuance upon exercise of options granted under the 1989 Plan, our ability to offer our new and existing employees competitive option grants, our financial results in both the near and long-term could be adversely affected. We have just implemented a systematic stock buyback program, which will partially offset the dilution caused by stock options.

   The Board of Directors recommends a vote FOR approval of this proposal.

Description of AVT's 1989 Restated Stock Option Plan

   The 1989 Plan provides a means by which we may grant either incentive stock options or nonqualified stock options to selected employees, directors, officers, agents, consultants, advisors or independent contractors of AVT.

   As of March 20, 2000, options to purchase an aggregate of 61,159,940 shares of our common stock were outstanding under the 1989 Plan at exercise prices ranging from $.75 to $28.13 per share, with a weighted average exercise price of $13.20 per share. As of this date, options with respect to 48,941 shares of our common stock remained available for grant under the 1989 Plan. Options with respect to 1,552,681 shares will be available if the 1989 Plan is amended as proposed above. Shares subject to awards granted under the 1989 Plan that have lapsed or terminated may again become subject to awards granted under the plan.

 Administration

   The 1989 Plan is currently administered by the compensation committee of the board of directors, which determines the persons to whom options are granted, the number of shares subject to each option, the exercise price per share, the vesting schedule and the option term. The compensation committee has full authority to construe and interpret the 1989 Plan, to administer the 1989 Plan, and to make all determinations in connection with the 1989 Plan and options granted thereunder as it may deem necessary or advisable.

 Term of 1989 Plan

   The 1989 Plan has no fixed expiration date. The 1989 Plan also allows for the grant of incentive stock options up to ten years after the adoption of any substantial amendment to the 1989 Plan by the board of directors and the shareholders of AVT, including this proposed amendment.

 Vesting, Form and Maturity of Options

   Options generally vest 25% after the first year from the date of grant and additional 2.0833% after each month thereafter so that options are fully vested 48 months from the date of grant. In addition, outstanding options become fully vested upon the occurrence of certain events, including certain mergers and business combinations and other changes in control of AVT. Except as expressly allowed by the compensation committee for nonqualified stock options, options are nontransferable except by will or the laws of descent and distribution. Options granted under the 1989 Plan are typically exercisable until ten years after the date of grant (five years in the case of employees who hold more than 10% of the voting power of our common stock). Options generally terminate within 12 months following termination of the optionee's relationship with us for death or disability and within three months of the optionee's termination of employment with us for other reasons. In the event an optionee is terminated for cause, the options terminate upon the first notification to the optionee of such termination.

 Pricing and Exercise of Options

   The exercise prices of incentive stock options must be equal to or greater than the fair market value of our common stock on the date of grant (or 110% of the fair market value in the case of employees who hold 10% or more of the voting power of our common stock). The exercise prices of nonqualified stock options may be less than the fair market value of our common stock on the date of grant. As of March 20, 2000, the last reported sale price per share of our common stock on the Nasdaq National Market was $12.82.

   The exercise price may be paid to AVT in cash or, at the discretion of the compensation committee, by delivery of common stock already owned by the optionee for a period of at least six months (valued at its fair market value at the time of exercise), a full recourse promissory note, or an exercise notice accompanied by irrevocable instructions to a broker to deliver sale or loan proceeds to AVT.

 Federal Income Tax Consequences

   The material U.S. federal income tax consequences to AVT and to any person granted a stock award or an option under the 1989 Plan who is subject to taxation in the United States under existing applicable provisions of the Internal Revenue Code and underlying Treasury Regulations are substantially as follows. The following summary does not address state, local or foreign tax consequences and it is based on present law and regulations as in effect as of the date hereof.

 Nonqualified Stock Options. No income will be recognized by an optionee upon the grant of a nonqualified stock option.

   Upon the exercise of a nonqualified stock option, the optionee will recognize taxable ordinary income in an amount equal to the excess of the fair market value at the time of exercise of the shares acquired over the exercise price. Upon a later sale of those shares, the optionee will have capital gain or loss equal to the difference between the amount realized on such sale and the tax basis of the shares sold. Furthermore, this capital gain or loss will be long-term capital gain or loss if the shares are held for more than one year before they are sold. If payment of the option price is made entirely in cash, the tax basis of the shares will be equal to their fair market value on the exercise date (but not less than the exercise price), and the shares' holding period will begin on the day after the exercise date.

   If the optionee uses already owned shares to pay the exercise price of a nonqualified stock option in whole or in part, the transaction will not be considered to be a taxable disposition of the already owned shares. The optionee's tax basis and holding period of the already owned shares will be carried over to the equivalent number of shares received upon exercise. The tax basis of the additional shares received upon exercise will be the fair market value of the shares on the exercise date (but not less than the amount of cash, if any, used in payment), and the holding period for such additional shares will begin on the day after the exercise date.

 Incentive Stock Options. No income will be recognized by an optionee upon the grant of an incentive stock option.

   The rules for the tax treatment of a nonqualified stock option also apply to an incentive stock option that is exercised more than three months after the optionee's termination of employment (or more than 12 months thereafter in the case of disability).

   Upon the exercise of an incentive stock option during employment or within three months after the optionee's termination of employment (12 months in the case of permanent and total disability), for regular tax purposes the optionee will recognize no ordinary income at the time of exercise (although the optionee will have income for alternative minimum income tax purposes at that time equal to the excess of the fair market value of the shares over the exercise price). If the acquired shares are sold or exchanged after the later of (a) one year from the date of exercise of the option and (b) two years from the date of grant of the option, the difference between the amount realized by the optionee on that sale or exchange and the option exercise price will be taxed to the optionee as long-term capital gain or loss. If the shares are disposed of in an arm's-length sale before such holding period requirements are satisfied, then the optionee will recognize taxable ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares received on the exercise date over the exercise price (or, if less, the excess of the amount realized on the sale of the shares over the exercise price), and the optionee will have short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between
(a) the amount realized by the optionee upon the disposition of the shares and
(b) the exercise price paid by the optionee increased by the amount of ordinary income, if any, so recognized by the optionee.

 Company Deduction

   In all the foregoing cases, AVT will be entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income, subject to certain limitations. Among these limitations is Section 162(m) of the Internal Revenue Code. As discussed above, certain performance-based compensation is not subject to the Section 162(m) limitation on deductibility. Stock options and restricted stock and performance share awards can qualify for this performance-based exception if they meet the requirements set forth in Section 162(m) and Treasury Regulations promulgated thereunder. The 1989 Plan has been drafted to allow compliance with those performance-based criteria.

 Amendment of the 1989 Plan

   The board of directors may from time to time amend the 1989 Plan as it deems proper and in the best interests of AVT without further approval of the shareholders, except for shareholder approvals required for compliance with
Section 422 of the Internal Revenue Code with respect to incentive stock options and with Section 162(m) of the Internal Revenue Code. Such amendments include (a) material increases of the maximum number of shares of our common stock that may be issued under the 1989 Plan, (b) materially changing the requirements as to eligibility for participation in the 1989 Plan, or (c) otherwise materially increasing the benefits accruing to participants in the 1989 Plan.

 New 1989 Plan Benefits

   Since awards under the 1989 Plan are discretionary, total awards that may be granted for the current fiscal year are not determinable until completion of the year. During 1999, options to purchase an aggregate of 1,198,170 shares of our common stock were granted under the 1989 Plan to all our executive officers as a group at an average exercise price of $14.68, and options to purchase an aggregate of 1,610,860 shares were granted to all other employees of AVT as a group (including officers who are not executive officers) at an average exercise price of $13.88. Options granted during 1999 to the executive officers whose compensation is reported in this proxy statement are set forth in the table under "Option Grants in Last Fiscal Year" on page 10. During 1999, options to purchase an aggregate of 32,000 shares of our common stock were granted under the 1989 plan to all nonemployee directors of AVT.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by Commission regulation to furnish AVT with copies of all Section 16(a) forms they file.

   Based solely on our review of the copies of such forms that we received, or written representations from certain reporting persons that no forms were required for those persons, we believe that, during the 1999 fiscal year, all filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with by such persons, except that Mr. Sohm filed a late Form 3.

                        INDEPENDENT PUBLIC ACCOUNTANTS

   The board of directors has selected Arthur Andersen LLP, independent public accountants, to act as independent auditor of AVT for the fiscal year ending December 31, 2000. Arthur Andersen LLP has been our auditor since November 1990.

   A representative of Arthur Andersen LLP is expected to be present at the annual meeting, with the opportunity to make a statement, if the representative so desires, and is expected to be available to respond to appropriate questions from shareholders.

                                OTHER BUSINESS

   The board of directors does not intend to present any business at the annual meeting other than as set forth in the accompanying Notice of Annual Meeting of Shareholders, and has no present knowledge that any others intend to present business at the meeting. If, however, other matters requiring the vote of the shareholders properly come before the annual meeting or any adjournment or postponement thereof, the persons named in the accompanying form of proxy intend to exercise their discretionary authority to vote the proxies held by them in accordance with their judgment as to such matters.

                             SHAREHOLDER PROPOSALS

   Under the SEC's proxy rules, shareholder proposals that meet certain conditions may be included in AVT's proxy statement and form of proxy for a particular annual meeting. Shareholders that intend to present a proposal at AVT's 2001 annual meeting must give notice of the proposal to AVT no later than December 11, 2000 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Shareholders that intend to present a proposal that will not be included in the proxy statement and form of proxy must give notice of the proposal to AVT no fewer than 60 days and no more than 90 days prior to the date of the 2001 annual meeting. Receipt by AVT of any such proposal from a qualified shareholder in a timely manner will not guarantee its inclusion in AVT's proxy materials or its presentation at the 2001 annual meeting because there are other requirements in the proxy rules.

   Pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, as amended, AVT intends to retain discretionary authority to vote proxies with respect to shareholder proposals for which the proponent does not seek inclusion of the proposed matter in AVT's proxy statement for our 2001 annual meeting, except in circumstances where (a) AVT receives notice of the proposed matter no earlier than February 8, 2001 and no later than March 12, 2001 and (b) the proponent complies with the other requirements set forth in Rule 14a-4.

                    ANNUAL REPORT AND FINANCIAL STATEMENTS

   A copy of AVT's 1999 Annual Report to Shareholders, which includes AVT's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, accompanies this Proxy Statement.

                                          By Order of the Board of Directors

                                          /s/ Roger A. Fukai

                                          Roger A. Fukai
                                          Executive Vice President of Finance
                                          and Administration, Chief Financial
                                          Officer and Secretary

Kirkland, Washington
April 10, 2000

                                                                     APPENDIX A

                                AVT CORPORATION
                        1989 RESTATED STOCK OPTION PLAN
                         AS RESTATED ON MARCH 20, 2000

                              SECTION 1. PURPOSE

   The purpose of the AVT Corporation 1989 Restated Stock Option Plan (this "Plan") is to provide a means whereby selected employees, directors, officers, agents, consultants, advisors and independent contractors of AVT Corporation (the "Company"), or of any parent or subsidiary (as defined in subsection 5.8 and referred to hereinafter as "related corporations") thereof, may be granted incentive stock options and/or nonqualified stock options to purchase the Common Stock (as defined in Section 3) of the Company, in order to attract and retain the services or advice of such employees, directors, officers, agents, consultants, advisors and independent contractors and to provide added incentive to such persons by encouraging stock ownership in the Company.

                           SECTION 2. ADMINISTRATION

   This Plan shall be administered by the Board of Directors of the Company (the "Board") or, in the event the Board shall appoint and/or authorize a committee to administer this Plan, by such committee. The administrator of this Plan shall hereinafter be referred to as the "Plan Administrator." If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator of the Plan with respect to any persons subject or likely to become subject to Section 16 under the Exchange Act the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and (b) "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act.

   In the event a member of the Plan Administrator may be eligible, subject to the restrictions set forth in Section 4, to participate in this Plan, no member of the Plan Administrator shall vote with respect to the granting of an option hereunder to himself or herself, as the case may be, and, if state corporate law does not permit a committee to grant options to directors, then any option granted under this Plan to a director for his or her services as such shall be approved by the full Board.

   The members of any committee serving as Plan Administrator shall be appointed by the Board for such term as the Board may determine. The Board may from time to time remove members from, or add members to, the committee. Vacancies on the committee, however caused, shall be filled by the Board.

2.1 PROCEDURES

   The Board shall designate one of the members of the Plan Administrator as chairman. The Plan Administrator may hold meetings at such times and places as it shall determine. The acts of a majority of the members of the Plan Administrator present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Plan Administrator members, shall be valid acts of the Plan Administrator.

2.2 RESPONSIBILITIES

   Except for the terms and conditions explicitly set forth in this Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under this Plan, including selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price, and all other terms and conditions of the options. Grants under this Plan need not be identical in any respect, even when made simultaneously. The interpretation and construction by the Plan Administrator of any terms or provisions of this Plan or any option issued hereunder, or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties, so long as such interpretation and construction with respect to incentive stock options correspond to the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder and any amendments thereto.

2.3 BIFURCATION OF PLAN

   Notwithstanding anything in this Plan to the contrary, the Board, in its absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the application of any provision of this Plan to participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning this Plan with respect to other participants.

                    SECTION 3. SHARES SUBJECT TO THIS PLAN

   The shares subject to this Plan shall be the Company's Common Stock (the "Common Stock"), currently authorized but unissued or subsequently acquired by the Company. Subject to adjustment as provided in Section 7, the aggregate amount of Common Stock to be delivered upon the exercise of all options granted under this Plan shall not exceed 12,900,000. If any option granted under this Plan shall expire or be surrendered, exchanged for another option, canceled or terminated for any reason without having been exercised in full, the unpurchased shares subject thereto shall thereupon again be available for purposes of this Plan, including for replacement options which may be granted in exchange for such expired, surrendered, exchanged canceled or terminated options.

                            SECTION 4. ELIGIBILITY

   An incentive stock option may be granted only to an individual who, at the time the option is granted, is an employee of the Company or a related corporation. A nonqualified stock option may be granted to any employee, director, officer, agent, consultant, advisor or independent contractor of the Company or any related corporation, whether an individual or an entity. Any party to whom an option is granted under this Plan shall be referred to hereinafter as an "Optionee."

                  SECTION 5. TERMS AND CONDITIONS OF OPTIONS

   Options granted under this Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with this Plan. Notwithstanding the foregoing, options shall include or incorporate by reference the following terms and conditions:

5.1 NUMBER OF SHARES AND PRICE

   The maximum number of shares that may be purchased pursuant to the exercise of each option and the price per share at which such option is exercisable (the "exercise price") shall be as established by the Plan Administrator; provided, however, that the maximum number of shares with respect to which an option or options may be granted to any Optionee in any one fiscal year of the Company shall not exceed 240,000 shares (the "Maximum Annual Optionee Grant"); and provided, further, that the Plan Administrator shall act in good faith to establish an exercise price which shall be not less than the fair market value per share of the Common Stock at the time the option is granted with respect to incentive stock options and also provided that, with respect to incentive stock options granted to greater than 10% shareholders, the exercise price shall be as required by subsection 6.1.

5.2 TERM AND MATURITY

   Subject to the restrictions contained in Section 6 with respect to granting incentive stock options to greater than 10% shareholders, the term of each incentive stock option shall be as established by the Plan Administrator and, if not so established, shall be 10 years from the date it is granted but in no event shall it exceed 10 years. The term of each nonqualified stock option shall be as established by the Plan Administrator and, if not so established, shall be 10 years. To ensure that the Company or a related corporation will achieve the purpose and receive the benefits contemplated by this Plan, any option granted to any Optionee hereunder shall, unless the condition of this sentence is waived or modified in the agreement evidencing the option or by resolution adopted at any time by the Plan Administrator, be exercisable according to the following schedule:

   Period of Optionee's Continuous Relationship
     with the Company or Related Corporation               Portion of Total Option
       from the Date the Option Is Granted                  Which Is Exercisable
   --------------------------------------------            -----------------------

                  after one year                                     25%

    Each month of service completed thereafter              An additional 2.0833%

                 after four years                                   100%

5.3 EXERCISE

   Subject to the vesting schedule described in subsection 5.2, each option may be exercised in whole or in part at any time and from time to time; provided, however, that no fewer than 100 shares (or the remaining shares then purchasable under the option, if less than 100 shares) may be purchased upon any exercise of option hereunder and that only whole shares will be issued pursuant to the exercise of any option. An Option shall be exercised by delivery to the Company of notice of the number of shares with respect to which the option is exercised, together with payment of the exercise price.

5.4 PAYMENT OF EXERCISE PRICE

   Payment of the option exercise price shall be made in full at the time the notice of exercise of the option is delivered to the Company and shall be in cash, bank certified or cashier's check, or personal check (unless at the time of exercise the Plan Administrator in a particular case determines not to accept a personal check) for the shares being purchased.

   The Plan Administrator can determine at any time before exercise that additional forms of payment will be permitted. Unless the Plan Administrator determines otherwise, an option may be exercised by:

     (a) delivery of shares of Common Stock of the Company held by an Optionee having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Plan Administrator; provided, however, that payment in stock held by an Optionee shall not be made unless the stock shall have been owned by the Optionee for a period of at least six months;

     (b) delivery of a full-recourse promissory note executed by the Optionee; provided that (i) such note delivered in connection with an incentive stock option shall, and such note delivered in connection with a nonqualified stock option may, in the sole discretion of the Plan Administrator, bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes, (ii) the Plan Administrator in its sole discretion shall specify the term and other provisions of such note at the time an incentive stock option is granted or at any time prior to exercise of a nonqualified stock option, (iii) the Plan Administrator may require that the Optionee pledge to the Company for the purpose of securing the payment of such note the shares of Common Stock to be issued to the Optionee upon exercise of the option and may require that the certificate representing such shares be held in escrow in order to perfect the Company's security interest, and (iv) the Plan Administrator in its sole discretion may at any time restrict or rescind this right upon notification to the Optionee; or

     (c) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any federal, state or local withholding tax obligations that may arise in connection with the exercise.

5.5 WITHHOLDING TAX REQUIREMENT

   The Company or any related corporation may require an Optionee to pay the Company the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. Subject to the Plan and applicable law and unless the Plan Administrator determines otherwise, the Optionee may satisfy withholding obligations, in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock or by transferring shares of Common Stock to the Company, in such amounts as are equivalent to the fair market value of the withholding obligation. The Company shall have the right to withhold from any shares of Common Stock issuable pursuant to the exercise of an option or from any cash amounts otherwise due or to become due from the Company to the Optionee an amount equal to such taxes. The Company or any related corporation shall have the right to retain and withhold from any payment of cash or shares of Common Stock under this Plan the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment

5.6 HOLDING PERIODS

  5.6.1 SECURITIES AND EXCHANGE ACT SECTION 16

   If an individual subject to Section 16 of the Exchange Act sells shares of Common Stock obtained upon the exercise of a stock option within six months after the date the option was granted, such sale may result in short-swing profit recovery under Section 16(b) of the Exchange Act.

  5.6.2 TAXATION OF STOCK OPTIONS

   In order to obtain certain tax benefits afforded to incentive stock options under Section 422 of the Code, an Optionee must hold the shares issued upon the exercise of an incentive stock option for two years after the date of grant of the option and one year from the date of exercise. An Optionee may be subject to the alternative minimum tax at the time of exercise of an incentive stock option.

   The Plan Administrator may require an Optionee to give the Company prompt notice of any disposition of shares acquired by the exercise of an incentive stock option prior to the expiration of such holding periods.

   Tax advice should be obtained by an Optionee when exercising any option and prior to the disposition of the shares issued upon the exercise of any option.

5.7 TRANSFERABILITY OF OPTIONS

   Options granted under this Plan and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution and shall not be subject to execution, attachment or similar process. During an Optionee's lifetime, any options granted under this Plan are personal to him or her and are exercisable solely by such Optionee. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under this Plan or of any right or privilege conferred hereby, contrary to the Code or to the provisions of this Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby shall be null and void. Notwithstanding the foregoing, to the extent permitted by Section 422 of the Code and other applicable law and regulation, the Plan Administrator may permit an Optionee to (i) during the Optionee's lifetime, designate a person who may exercise the option after the Optionee's death by giving written notice of such designation to the Company (such designation may be changed from time to time by the Optionee by giving written notice to the Company revoking any earlier designation and making a new designation) or (ii) with respect to nonqualified stock options, transfer the option and the rights and privileges conferred hereby.

5.8 TERMINATION OF RELATIONSHIP

   If the Optionee's relationship with the Company or any related corporation ceases for any reason other than termination for cause, death or total disability, and unless by its terms the option sooner terminates or expires, then the Optionee may exercise, for a three-month period, that portion of the Optionee's option which is exercisable at the time of such cessation, but the Optionee's option shall terminate at the end of such period following such cessation as to all shares for which it has not theretofore been exercised, unless such provision is waived in the agreement evidencing the option. If, in the case of an incentive stock option, an Optionee's relationship with the Company or any related corporation changes (i.e., from employee to nonemployee, such as a consultant), such change shall constitute a termination of an Optionee's employment with the Company or any related corporation and the Optionee's incentive stock option shall terminate in accordance with this subsection 5.8. Upon the expiration of the three-month period following cessation of employment in the case of an incentive stock option, or at any time prior to the expiration of the option in the case of a nonqualified stock option, the Plan Administrator shall have sole discretion in a particular circumstance to extend the exercise period following such cessation to any date up to the termination or expiration of the option. If, however, in the case of an incentive stock option, the Optionee does not exercise the Optionee's option within three months after cessation of employment, the option will no longer qualify as an incentive stock option under the Code.

   If an Optionee is terminated for cause, each option granted hereunder shall automatically terminate as of the first discovery by the Company of any reason for termination for cause, and such Optionee shall thereupon have no right to purchase any shares pursuant to such option. "Termination for cause" shall mean dismissal for dishonesty, conviction or confession of a crime (except minor violations), fraud, misconduct or disclosure of confidential information. If an Optionee's relationship with the Company or any related corporation is suspended pending an investigation of whether or not the Optionee shall be terminated for cause, the Optionee's rights under each option granted hereunder likewise shall be suspended during the period of investigation.

   If an Optionee's relationship with the Company or any related corporation ceases because of a total disability, the Optionee's option shall not terminate or, in the case of an incentive stock option, cease to be treated as an incentive stock option until the end of the 12-month period following such cessation (unless by its terms it sooner terminates or expires). As used in this Plan, the term "total disability" refers to a mental or physical impairment of the Optionee which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the Optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Plan Administrator.

   Options granted under the Plan shall not be affected by any change of relationship with the Company so long as the Optionee continues to be an employee, director, officer, agent, consultant, advisor or independent contractor of the Company or of a related corporation; however, a change in an Optionee's status from an employee to a nonemployee (e.g., consultant or independent contractor) shall result in the termination of an outstanding incentive stock option held by such Optionee. The Plan Administrator, in its absolute discretion, may determine all questions of whether particular leaves of absence constitute a termination of services; provided, however, that with respect to incentive stock options, such determination shall be subject to any requirements contained in the Code. The foregoing notwithstanding, with respect to incentive stock options, employment shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

   As used herein, the term "related corporation," when referring to a subsidiary corporation, shall mean any corporation (other than the Company) in, at the time of the granting of the option, an unbroken chain of corporations ending with the Company, if stock possessing 50% or more of the total combined voting power of all classes of stock of each of the corporations other than the Company is owned by one of the other corporations in such chain. When referring to a parent corporation, the term "related corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

5.9 DEATH OF OPTIONEE

   If an Optionee dies while he or she has a relationship with the Company or any related corporation or within the three-month period (or 12-month period in the case of totally disabled Optionees) following cessation of such relationship, any option held by such Optionee to the extent that the Optionee would have been entitled to exercise such option, may be exercised within one year after his or her death by the personal representative of his or her estate or by the person or persons to whom the Optionee's rights under the option shall pass (i) by will or by the applicable laws of descent and distribution or (ii) by a designation or transfer pursuant to Section 5.7.

5.10 NO STATUS AS SHAREHOLDER

   Neither the Optionee nor any party to which the Optionee's rights and privileges under the option may pass shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the shares issuable upon the exercise of any option granted under this Plan unless and until such option has been exercised.

5.11 CONTINUATION OF RELATIONSHIP

   Nothing in this Plan or in any option shall confer upon any Optionee any right to continue in the employ or other relationship of the Company or of a related corporation, or to interfere in any way with the right of the Company or of any such related corporation to terminate his or her employment or other relationship with the Company at any time.

5.12 MODIFICATION AND AMENDMENT OF OPTION

   Subject to the requirements of Code Section 422 with respect to incentive stock options and to the terms and conditions and within the limitations of this Plan, the Plan Administrator may modify or amend any outstanding option granted under this Plan. The modification or amendment of an outstanding option shall not, without the consent of the Optionee, impair or diminish any of his or her rights or any of the obligations of the Company under such option. Except as otherwise provided in this Plan, no outstanding option shall be terminated without the consent of the Optionee.

5.13 LIMITATION ON VALUE FOR INCENTIVE STOCK OPTIONS

   As to all incentive stock options granted under the terms of this Plan, to the extent that the aggregate fair market value of the shares (determined at the time the incentive stock option is granted) with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year (under this Plan and all other incentive stock option plans of the Company, a related corporation or a predecessor corporation) exceeds $100,000, such options shall be treated as nonqualified stock options. The previous sentence shall not apply if the Internal Revenue Service issues a public rule, issues a private ruling to the Company, any Optionee or any legatee, personal representative or distributee of an Optionee or issues regulations changing or eliminating such annual limit.

                   SECTION 6. GREATER THAN 10% SHAREHOLDERS

6.1 EXERCISE PRICE AND TERM OF INCENTIVE STOCK OPTIONS

   If an incentive stock option is granted under this Plan to any employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any related corporation, the term of such incentive stock options shall not exceed five years and the exercise price shall be not less than 110% of the fair market value of the shares at the time the incentive stock option is granted. This provision shall control notwithstanding any contrary terms contained in an option agreement or any other document.

6.2 ATTRIBUTION RULE

   For purposes of subsection 6.1, in determining stock ownership, an employee shall be deemed to own the shares owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors and lineal descendants. Shares owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries. If an employee or a person related to the employee owns an unexercised option or warrant to purchase shares of the Company, the shares subject to that portion of the option or warrant which is unexercised shall not be counted in determining stock ownership. For purposes of this
Section 6, shares owned by an employee shall include all shares actually issued and outstanding immediately before the grant of the incentive stock option to the employee.

             SECTION 7. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

   The aggregate number and class of shares for which options may be granted under this Plan, the Maximum Annual Optionee Grant set forth in Section 5.1, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price), shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

7.1 EFFECT OF LIQUIDATION OR REORGANIZATION

  7.1.1 CASH, STOCK OR OTHER PROPERTY FOR STOCK

   Except as provided in subsection 7.1.2, upon a merger (other than a merger of the Company in which the holders of shares of Common Stock immediately prior to the merger have the same proportionate ownership of shares of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, any option granted hereunder shall terminate, but the Optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise such Optionee's option in whole or in part whether or not the vesting requirements set forth in the option agreement have been satisfied; provided that such acceleration will not occur if, in the opinion of the Company's outside accountants, such acceleration would render unavailable "pooling of interests" accounting treatment for any reorganization, merger or consolidation of the Company for which pooling of interests accounting treatment is sought by the Company.

  7.1.2 CONVERSION OF OPTIONS ON STOCK FOR STOCK EXCHANGE

   If the shareholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the

Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company), all options granted hereunder shall be converted into options to purchase shares of Exchange Stock unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such options granted hereunder shall not be converted into options to purchase shares of Exchange Stock but instead shall terminate in accordance with the provisions of subsection 7.1.1. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the shares of Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. The converted options shall be fully vested whether or not the vesting requirements set forth in the option agreement have been satisfied; provided that such acceleration will not occur if, in the opinion of the Company's outside accountants, such acceleration would render unavailable "pooling of interests" accounting treatment for any reorganization, merger or consolidation of the Company for which pooling of interests accounting treatment is sought by the Company.

7.2 FRACTIONAL SHARES

   In the event of any adjustment in the number of shares covered by any option, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

7.3 DETERMINATION OF BOARD TO BE FINAL

   All Section 7 adjustments shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. Unless an Optionee agrees otherwise, any change or adjustment to an incentive stock option shall be made in such a manner so as not to constitute a "modification" as defined in Code Section 425(h) and so as not to cause his or her incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option as defined in Code Section 422(b).

                       SECTION 8. SECURITIES REGULATION

   Shares shall not be issued with respect to an option granted under this Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability, if applicable, of an exemption from registration for the issuance and sale of any shares hereunder. Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

   As a condition to the exercise of an option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates in order to assure exemption from registration.

The Plan Administrator may also require such other action or agreement by the Optionees as may from time to time be necessary to comply with the federal and state securities laws. THIS PROVISION SHALL NOT OBLIGATE THE COMPANY TO UNDERTAKE REGISTRATION OF THE OPTIONS OR STOCK HEREUNDER.

   Should any of the Company's capital stock of the same class as the stock subject to options granted hereunder be listed on a national securities exchange, all stock issued hereunder if not previously listed on such exchange shall be authorized by that exchange for listing thereon prior to the issuance thereof.

                     SECTION 9. AMENDMENT AND TERMINATION

9.1 BOARD ACTION

   The Board may at any time suspend, amend or terminate this Plan, provided that, to the extent required for compliance with Section 422 of the Code or by any applicable law or regulation, the Company's shareholders must approve any amendment which will:

     (a) increase the number of shares that may be issued under this Plan;

     (b) modify the requirements as to eligibility for participation in this Plan; or

     (c) otherwise require shareholder approval under any applicable law or regulation.

   Such shareholder approval must be obtained within 12 months of the adoption by the Board of such amendment.

   Any amendment made to this Plan which would constitute a "modification" to incentive stock options outstanding on the date of such amendment, shall not be applicable to such outstanding incentive stock options, but shall have prospective effect only, unless the Optionee agrees otherwise.

9.2 TERMINATION OF PLAN

   This Plan shall remain in effect unless terminated by the Board or the shareholders and incentive stock options may be granted for up to ten years from the date of any amendment adopted by the Board and the shareholders of the Company, which, for tax purposes, is deemed to be the adoption of a new plan. No option may be granted after termination or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the option holder, impair or diminish any rights or obligations under any option theretofore granted under this Plan.

                    SECTION 10. EFFECTIVENESS OF THIS PLAN

   This Plan shall become effective upon adoption by the Board so long as it is approved by the Company's shareholders at any time within 12 months of such adoption of this Plan or, if earlier, and to the extent required for compliance with Rule 16b-3 under the Exchange Act, at the next annual meeting of shareholders after adoption by the Board.

                                AVT CORPORATION

     PROXY FOR THE 2000 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 9, 2000. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AVT.

     The undersigned hereby appoint(s) Richard J. LaPorte and Roger A. Fukai, and each of them, as Proxies with full power of substitution and hereby authorizes them to represent and to vote as designated below all the shares of Common Stock of AVT Corporation held of record by the undersigned on March 20, 2000 at the 2000 Annual Meeting of Shareholders to be held at the Bellevue Hilton, 100 112th NE, Bellevue, Washington, at 10:00 a.m. on Wednesday, May 9, 2000 with authority to vote upon the following matters and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

     In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meting or any adjournment or postponement thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR THE NOMINEE" IN ITEM 1 AND "FOR" ITEM 2.

     The undersigned acknowledges receipt from AVT prior to the execution of this Proxy of a Notice of Annual Meeting of Shareholders and a Proxy Statement dated April 10, 2000.

     IMPORTANT - Please Date and Sign on the Other Side


                             FOLD AND DETACH HERE

                                             Please mark your votes as indicated
                                                            in this example: [x]

     1.  ELECTION OF DIRECTOR
                                                    WITHHOLD AUTHORITY
                FOR                              to vote for all nominees
              nominee                                 listed below
               [ ]                                        [ ]

          Election of the following nominee to serve as director for a three-year term and until a successor is elected and qualified:

                               James S. Campbell

     2. APPROVAL OF AMENDMENT TO THE AVT CORPORATION 1989 RESTATED STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE PLAN.

            FOR                   AGAINST                     ABSTAIN
            [ ]                    [ ]                          [ ]

     I plan to attend the Annual Meeting [__]

                              Please sign below exactly as your name appears on your stock certificate. When shares are held jointly, each person must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.

                              Dated:            , 2000
                                    ------------


                              --------------------------------------------------
                                                               Signature


                              --------------------------------------------------
                                                       Signature if held jointly


YOUR VOTE IS IMPORTANT.  PROMPT RETURN OF THIS PROXY CARD WILL HELP SAVE THE
                            EXPENSE OF ADDITIONAL SOLICITATION EFFORTS.

                             FOLD AND DETACH HERE.